As filed with the Securities and Exchange Commission on September 24, 2007.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRIPLECROWN ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0333311
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

970 West Broadway PMB 402 Jackson, Wyoming	83001
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-144523
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Common Stock and one third of one Common Stock Purchase Warrant	American Stock Exchange

Common Stock, $.0001 par value	American Stock Exchange

Common Stock Purchase Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and common stock purchase warrants of Triplecrown Acquisition Corp. (the “Company”). The description of the units, common stock and common stock purchase warrants contained under the heading “Description of Securities” in the registration statement filed with the Securities and Exchange Commission on July 12, 2007, as amended from time to time (File No. 333-144523) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

*3.1	Amended and Restated Certificate of Incorporation
*3.2	By-Laws
*4.1	Specimen Unit Certificate
*4.2	Specimen Common Stock Certificate
*4.3	Specimen Warrant Certificate
*4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 2 to the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on July 12, 2007.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRIPLECROWN ACQUISITION CORP.

Date: September 24, 2007	By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
President

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